UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2024

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2024, the Board of Directors (the “Board”) of Astria Therapeutics, Inc., a Delaware corporation (the “Company”), increased the size of the Board from eight to nine directors and elected Sunil Agarwal, M.D., as a director, in each case effective as of April 8, 2024. Dr. Agarwal will serve as a Class III director with a term expiring at the Company’s 2024 annual meeting of stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Agarwal will serve as a member of the Science and Technology Committee of the Board.

Dr. Agarwal will receive compensation for his service as a non-employee director in accordance with the Company’s director compensation program, including the award of a one-time nonqualified stock option under the Company’s Amended and Restated 2015 Stock Incentive Plan, as amended, to purchase 28,200 shares of the Company’s common stock. The stock option was granted effective April 8, 2024 and had an exercise price of $11.40 per share, which was equal to the closing price of the Company’s common stock on the Nasdaq Global Market on such grant date. The option will vest in equal annual installments over a three-year period measured from the date of grant, subject to Dr. Agarwal’s continued service as a director. In connection with his election, Dr. Agarwal entered into an indemnification agreement with the Company in a form substantially similar to the form of indemnification agreement that the Company has entered into with its other directors. This agreement requires the Company to indemnify Dr. Agarwal for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astria Therapeutics, INC.

Date: April 9, 2024	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer